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                                                                EXHIBIT 10.31

                           TERMS FOR INVESTMENT IN
                           PREFERRED NETWORKS, INC.

                                APRIL 9, 1997


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Amount of Investment:               $20.0 million

Type of Security:                   Class A Redeemable Preferred Stock

Investors:                          Investors (See Schedule 1)                          $15M
                                    Additional Investors                                $ 5M
                                    Total                                               $20M

Price Per Share:                    $1.50 per share.

Dividends:                          Dividends will accrue at the rate of 10% per annum per share, but will be declared and paid upon liquidation or redemption or earlier at the election of the Company.

Warrants:                           (1)  In connection with the $15,000,000 investment to be made at the first closing, the Company will issue warrants for the purchase of up to 11,500,000 shares of common stock at an exercise price of
                                    $1.50 per share.  The number of warrants to be issued to each investor will be proportionate to its participation (e.g., an investor committing $1,500,000 will be entitled to one-tenth, or 1,150,000 of the warrants issued).

                                    (2) Anti-dilution. Adjustments to the exercise price under the Warrants will be subject to adjustment to prevent dilution on a "full ratchet"
                                    basis (that is, adjusted to reflect the new issuance price) in the event that the Company issues additional shares of capital stock through a subsequent private placement at a price per share less than the exercise price. For example, upon a subsequent issuance at $1.00 per share, the exercise price under the Warrants would be decreased to $1.00 per share.
                                    The Warrants will also provide anti-dilution protection in the event of stock dividends, stock splits, combinations or reclassifications, etc.

                                    (3)  Registration Rights.  The shares of common stock issuable to the Investors upon exercise of the Warrants will be entitled to two demand registration rights and unlimited piggyback registration
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                                    rights. Registration of shares of common stock in order to comply with the provisions set forth under "Mandatory Exercise of Warrants"
                                    below shall not be deemed to be an exercise of the demand registration rights provided hereunder. All registration expenses (exclusive of underwriting discounts of a selling shareholder) will be borne by the
                                    Company. The Company shall indemnify the Investors in connection with any registration.

                                    (4) Method of Exercise. These warrants may be exercised on a "net issuance"
                                    basis (which includes surrender of existing shares of common stock (at market value) or existing shares of Class A Preferred Stock (at liquidation value) in lieu of cash consideration) so as to establish the closing date of this financing as the beginning of the Rule 144 holding period on the exercised shares.

                                    (5)  Term.  These Warrants will be exercisable for five years from the date of the financing.

                                    (6) Mandatory Exercise of Warrants. All but not less than all of the Warrants must be exercised by the holders thereof at the request of the Company at the then applicable conversion price if and only if (i) the average closing bid price for shares of common stock during the 90 calendar days prior to the date of such exercise exceeds $10 per share, (ii) the Company will cause all shares of common stock issued upon such exercise to be registered, whether through registration on a Form S-3 or otherwise, so as to be freely tradable immediately upon their issuance and (iii) the Company redeems all outstanding Class A Preferred Stock.

                                    (7) Cancellation of Warrants. Warrants in the aggregate amount of 500,000
                                    (distributed on a pro-rata basis among the Investors) may be canceled by the Company at its election for the following consideration in connection with the redemption in a single transaction of all but not less than all of the Class A Preferred Stock during the following time periods following the
                                    Closing of this financing:

                                    Redemption Within:                          Aggregate Consideration:
                                      First year                                  $0.00
                                      Second year                                 $750,000
                                      Third year                                  $1,500,000
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Use of Proceeds:                    The net proceeds to the Company from this financing will be used for capital expenditures related to its network buildout and general corporate purposes.

Rights, Preferences,
Privileges and
Restrictions of
Security being
Purchased:                          (1)  Liquidation Preference:  In the event of any liquidation or winding up of the Company, the holders of the Class A Preferred
                                    Stock will be entitled to receive in preference to the holders of common stock an aggregate amount ("Liquidation Amount") equal to $20,000,000 plus accrued dividends.  A consolidation or merger of the Company, in which the Company does not survive (other than the Company's contemplated Georgia reincorporation), or a sale of all or substantially all of its assets (each a "Triggering
                                    Event") shall be deemed to be a liquidation or winding up for purposes of the liquidation preference.

                                    (2) Protective Provisions: Consent of the holders of at least two-thirds of the Class A Preferred Stock will be required for any action which (i)
                                    alters or changes the rights, preferences or privileges of the Class A
                                    Preferred Stock, (ii) involves any repurchases of common stock by the
                                    Company (except for specified buy-backs under existing employee and related plans), (iii) increases the authorized number of shares of Class
                                    A Preferred Stock, (iv) creates any new class of shares having preference over or being on a parity with the Class A Preferred Stock, (v) approves a material change in the line of business of the Company, (vi) involves any sale by the Company of all or a substantial portion of its assets, any merger of the Company with another entity, or any amendment of the Company's certificate or articles of incorporation, (vii) involves any significant acquisition by the Company (i.e., have a transaction value of $5,000,000 or more), (vii) involves any significant increase in indebtedness of the
                                    Company (either public or private) (i.e., any incremental increase of $5,000,000 or more).

Voting Rights:                      Except as set forth in "Protective Provisions" above, each share of Class A
                                    Preferred Stock shall have one vote on matters to come before the stockholders of the Company.
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Preemptive Rights:                  So long as the Class A Preferred Stock is outstanding,
                                    if the Company offers equity securities for sale through a subsequent private placement the Investors will be entitled to purchase their fully-diluted percentage of such offering.

Redemption:                         All but not less than all of the Class A Preferred Stock is redeemable at any time at the option of the Company at a price equal to the original purchase price plus accumulated but unpaid dividends.  On the fifth anniversary of the first closing, each holder of the Class A Preferred Stock shall be entitled to demand that the
                                    Class A Preferred Stock originally purchased by such holder be redeemed by the Company at a price equal to the original purchase price plus accumulated but unpaid dividends.

                                    To the extent that the Company may not at any particular date legally effectuate a redemption of Class A Preferred Stock, such redemption will take place as soon as legally permitted.

Board Representation:               The holders of the Class A Preferred Stock shall have the right to elect one director (which right shall not be deemed to be satisfied by the presence on the Board of current Board members Schutz and Van Degna).  The Board will meet at least quarterly.  Each
                                    Investor investing an amount equal to or greater than $1,500,000 shall be entitled, at the election of such Investor, to board observation rights and to receive all materials distributed to the
                                    Board of Directors.

Bridge Note                         At the election of the Company, on or before April 25, 1997, the
                                    Investors shall provide a term loan to the Company in the
                                    aggregate principal amount of up to $10,000,000 with interest at
                                    10% per annum (the "Term Loan").  Principal and interest under the Term Loan shall be due on the earlier of June 30, 1997 or
                                    Closing under this financing and if not paid on or before Closing, shall be exchangeable at Closing for shares of Class A Preferred
                                    Stock on the terms set forth herein.  Principal under the Term Loan exchanged for shares of Class A Preferred Stock and shall be included in the $15,000,000 aggregate investment to be made in the first closing hereunder and shall not be in addition to such sum.
                                    Interest under the Term Loan may be paid in cash at Closing or may be exchanged for additional shares of Class A Preferred Stock on the terms set forth in this term sheet.

The Purchase
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Agreement:                          The purchase of the Class A Preferred Stock will be made pursuant to a Class A Preferred Stock purchase agreement drafted by counsel to the Investors, which Agreement shall contain, among other things, appropriate representations and warranties, indemnification provisions, covenants and conditions to closing.

Amendment of
Documents:                          Any governing documents of the Company inconsistent with terms of this term sheet will be amended appropriately.

Expenses:                           The Company shall pay the reasonable fees and expenses of legal counsel selected by the Investors to represent the Investors' interest in the negotiation of the Preferred Stock agreement, subject to an agreed upon limit.

First                               Closing: The first closing shall occur not later than June 20, 1997, upon the Company's receipt of shareholder approval for this transaction.
                                    Closing will be subject to execution of definitive transaction documents in customary form reasonably satisfactory to the Investors.

Second Closing:                     A second closing of the Class A Preferred financing will be permitted up to June 30, 1997.  The Company will agree to accept amounts sufficient to bring the total financing up to $20,000,000.
                                    The terms and conditions will be identical to those of the first closing, with the exception that the Company shall issue warrants for the purchase of up to an aggregate of 3,000,000 shares of common stock in connection with the second closing.  If at the second closing, investors are willing to invest in an amount greater than $5,000,000, the first $1,350,000 of such excess shall be used to redeem the Class A Preferred Stock held by Fleet Venture
                                    Resources, Inc. to reduce Fleet's investment to an aggregate of
                                    $3,750,000 (at which time the number of warrants held by Fleet would be reduced by the number of warrants issued in accordance with the third sentence of this paragraph to the investor(s)
                                    investing such $1,350,000).

Applicable Laws and
NASD Rules:                         The parties will comply with all applicable laws and NASD rules.

Shares Outstanding:                 The number of fully-diluted shares outstanding immediately prior to this financing is understood to be 17,490,837 including all unexercised or unvested options or warrants.
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By signing this commitment, both the Company and the Investors agree to consummate the transaction described herein.


Preferred Networks, Inc.                    PNC Capital Corp.


By: /s/  Mark H. Dunaway                    By: /s/  David Hillman
    ---------------------------------           -------------------------------
Name:   Mark H. Dunaway                     Name:   David Hillman
    ---------------------------------           -------------------------------


Centennial Fund IV, L.P.                    Fleet Equity Partners
By:  Centennial Holdings, V, L.P.
its General Partner

By: /s/ G. Jackson Tankersly, Jr.           By: /s/ Robert M. Van Degna
    ---------------------------------           -------------------------------
Name:   G. Jackson Tankersly, Jr.           Name:    Robert M. Van Degna
    ---------------------------------           -------------------------------
         General Partner                             Chairman & CEO


Saugatuck Capital III                       Primus Venture Fund III


By: /s/ Richard P. Campbell                 By: /s/ Kevin J. McGinty
    ---------------------------------           -------------------------------
Name:   Richard P. Campbell                 Name:   Kevin J. McGinty
    ---------------------------------           -------------------------------



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                                   Schedule I


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
       Investors                                                        $ Investment

       Centennial Fund IV                                                4,700,000
       Fleet Equity Partners                                             5,100,000
       PNC Capital Corp                                                  1,700,000
       Saugatuck Capital III                                             1,800,000
       Primus Venture Fund III                                           1,700,000

       Total                                                            15,000,000
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